UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_______________

FORM  8-K

CURRENT REPORT

Pursuant to Section  13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

TIME WARNER CABLE INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33335	84-1496755
(Commission File Number)	(IRS Employer Identification No.)

_______________

One Time Warner Center, North Tower, New York, New York 10019

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: (212) 364-8200

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Accounting Officer

On December 14, 2007, the Board of Directors of Time Warner Cable Inc., a Delaware corporation (the “Company”), elected William F. Osbourn Jr., age 43, to the position of Senior Vice President and Controller, effective upon the previously announced retirement at the end of January 2008 of Richard Petty, currently Senior Vice President and Controller of the Company. In this position, Mr. Osbourn will serve as the Company’s Chief Accounting Officer. Mr. Osbourn has served as Vice President of Technical Accounting since joining the Company in 2003. Prior to joining the Company, Mr. Osbourn served for two years as Executive Director of External Financial Reporting and Accounting Policy at Time Warner Inc. Mr. Osbourn was a partner at PricewaterhouseCoopers prior to joining Time Warner Inc. Time Warner Inc. currently owns approximately 84.0% of the common stock of the Company (representing a 90.6% voting interest) and consolidates the Company’s financial results.

For 2008, Mr. Osbourn will receive: (a) a minimum annual salary of $330,000 and (b) a target annual discretionary cash bonus amount of $165,000. Mr. Osbourn will also be eligible to participate in the Company’s long-term incentive compensation program.

A copy of the press release announcing Mr. Osbourn’s election to the position of Senior Vice President and Controller is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Supplemental Information about Appointment of the Company’s Chief Financial Officer

On November 9, 2007, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K reporting the appointment of Robert D. Marcus to the position of Senior Executive Vice President and Chief Financial Officer of the Company, effective January 1, 2008. On December 14, 2007, in connection with the Company’s periodic compensation review and in light of Mr. Marcus’ increased responsibilities in his new role as Senior Executive Vice President and Chief Financial Officer, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) approved changes to Mr. Marcus’ compensation effective as of January 1, 2008. For 2008, Mr. Marcus will receive: (a) an annual salary of $800,000; (b) target annual discretionary cash bonus amount of $1,400,000 and (c) target annual long-term incentive compensation value of $1,800,000, which is expected to take the form of stock options and restricted stock units.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99.1	Press release, dated December 18, 2007, issued by Time Warner Cable Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/Marc Lawrence-Apfelbaum
Name:	Marc Lawrence-Apfelbaum

Title:	Executive Vice President, General Counsel and Secretary

Date:	December 19, 2007

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated December 18, 2007, issued by Time Warner Cable Inc.